Exhibit 3.4

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “AQUINOX PHARMACEUTICALS, INC.”, CHANGING ITS NAME FROM “AQUINOX PHARMACEUTICALS, INC.” TO “NEOLEUKIN THERAPEUTICS, INC.”, FILED IN THIS OFFICE ON THE NINTH DAY OF AUGUST, A.D. 2019, AT 5:11 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
4359857 8100 SR# 20196447084	Authentication: 203386910 Date: 08-09-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 05:11 PM 08/09/2019 FILED 05:11 PM 08/09/2019 SR 20196447084 - File Number 4359857

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AQUINOX PHARMACEUTICALS, INC.

Aquinox Pharmaceuticals, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), hereby certifies as follows:

A.

The name of the Company is Aquinox Pharmaceuticals, Inc. The date of filing of the original Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware was May 25, 2007, as amended and restated on March 12, 2014.

B.

This Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) amends the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on March 12, 2014 (the “Prior Certificate”), and has been duly adopted by the Company’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

C.	Article I of the Prior Certificate is hereby amended and restated to read in its entirety as follows:

“I

“The name of the corporation is Neoleukin Therapeutics, Inc. (the “Company”).”

D.

The Certificate of Amendment of the Prior Certificate so adopted reads in full as set forth above and is hereby incorporated by reference. All other provisions of the Prior Certificate remain in full force and effect.

IN WITNESS WHEREOF, Aquinox Pharmaceuticals, Inc. has caused this Certificate of Amendment to be signed by its Chief Financial Officer this 9th day of August, 2019.

AQUINOX PHARMACEUTICALS, INC.

By:	/s/ Kamran Alam
Name:	Kamran Alam
Title:	Chief Financial Officer

[Signature Page to Amendment to A&R Certificate of Incorporation]